Exhibit 99.1

FOR IMMEDIATE RELEASE

MARCH 16, 2015

Contact:	Jill McMillan, Vice President of Communications and Investor Relations
Phone: (214) 721-9271
Jill.McMillan@enlink.com

ENLINK MIDSTREAM COMPLETES

ACQUISITION OF CORONADO MIDSTREAM

DALLAS, March 16, 2015 — The EnLink Midstream companies, EnLink Midstream Partners, LP (NYSE:ENLK) (the Partnership) and EnLink Midstream, LLC (NYSE:ENLC) (the General Partner) (together “EnLink”), today announced that the Partnership completed its previously announced acquisition of Coronado Midstream Holdings LLC (“Coronado”), which owns natural gas gathering and processing facilities in the Permian Basin, for approximately $600 million, subject to certain adjustments.

“The Permian Basin remains a strong and significant growth area for EnLink,” said Barry E. Davis, EnLink President and Chief Executive Officer. “We have identified and executed on strategic growth opportunities to expand our asset base in the region through over $1 billion of capital invested since 2011. These assets come with an experienced management team that is highly respected and known for outstanding performance, and we welcome Coronado’s talented employees into the EnLink family.”

Coronado was founded by a group of independent producers and partners, including Reliance Energy, Wexford Capital LP, Gulfport Energy Corp, Wallace Family Partnership LP and Ted Collins, Jr. The Coronado assets include three cryogenic gas processing plants with a capacity of approximately 175 million cubic feet per day (MMcf/d) and a 270-mile gas gathering pipeline system in the North Midland Basin. Construction of an additional 100 MMcf/d gas processing plant and gathering system expansions are currently underway. EnLink plans to connect the Coronado and Bearkat gas gathering pipeline systems to create a multi-county rich gas gathering and processing system that will offer extensive low pressure gathering services, cryogenic gas processing, and multiple delivery points for marketing customers’ products. With this acquisition, EnLink now owns and operates around 360 miles of gas gathering pipelines, approximately 300 MMcf/d of processing capacity as well as crude trucking and logistics services extending through seven counties in the core of the Midland Basin.

About the EnLink Midstream Companies

EnLink Midstream is a leading, integrated midstream company with a diverse geographic footprint and a strong financial foundation, delivering tailored customer solutions for sustainable growth. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include approximately 9,100 miles of gathering and transportation pipelines, 16 processing plants with 3.6 billion cubic feet per day of processing capacity, seven fractionators with 280,000 barrels per day of fractionation capacity, as well as barge and rail terminals, product storage facilities, purchase and marketing capabilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

Additional information about the EnLink Midstream companies can be found at www.EnLink.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the General Partner based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the General Partner believe are appropriate in the circumstances. These statements include, but are not limited to, statements about future financial and operating results, objectives, expectations and intentions that are not historical facts. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the General Partner, which may cause the Partnership’s and the General Partner’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include, but are not limited to, the risk that the acquired assets will not be successfully integrated or that such integration will take longer than expected, the risk that the acquired assets will not perform as expected, the failure of the acquired assets to generate follow-on investment opportunities, the failure to successfully connect the acquired assets with certain of EnLink’s current assets, the failure to achieve expected synergies, and regulatory, economic and market conditions and other risks discussed in the Partnership’s and the General Partner’s filings with the Securities and Exchange Commission. The Partnership and the General Partner have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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